Exhibit 10.4

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS DOCUMENT BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF OMITTED TEXT IS INDICATED BY AN ASTERISK (*)

Contract ID: 228051

GOOGLE SERVICES AGREEMENT

COMPANY: Zedge Holdings, Inc.

TERM: Starting on the first day of the month in which this Agreement is fully executed (“Effective Date”) and continuing for twelve months through the last day of the twelfth calendar month (inclusive)

ADVERTISING SERVICES: AdMob

AdMob Approved Client Applications: Zedge ringtones and wallpapers (ios / android)

AdMob Impression Ads Revenue Share Percentage: *

Admob Performance Ads Revenue Share Percentage: *

AdMob Deduction Percentage: *

This Google Services Agreement (“Agreement”) is entered into by Google Inc. (“Google”) and Zedge Holdings, Inc. (“Company”) and is effective as of the Effective Date.

1. Definitions. In this Agreement:

1.1. “Ad” moeans an individual advertisement provided through the applicable Advertising Service.

1.2, “Ad Deduction” means, for each of the Advertising Services, for any period during the Term, the Deduction Percentage (listed on the front pages of this Agreement) of Ad Revenues.

1.3. “Ad Revenues” means, for any period during the Term, revenues that are recognized by Google in connection with Company’s use of the applicable Advertising Service and attributed to Ads in that period. Notwithstanding the foregoing, if advertisers buy Ads at a fixed or aggregated price, then Ad Revenues for those Ads will be calculated as if such advertisers had paid the final price for the provision of the Ad in accordance with the definition above.

1.4. “Ad Set” means a set of one or more Ads.

1.5, “Advertising Services” means the advertising services selected on the front pages of this Agreement.

1.6. ‘‘AdMob Impression Ads” means Ads provided through AdMob sold on a cost-per-impression basis.

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1.7. “AdMob Performance Ads” means Ads provided through AdMob sold on a cost-per-action basis.

1.8. “AdMob Guidelines” means the guidelines applicable to AdMob and located at the following URL: http://support.google.com/admob/answer/1307237?hl=en&ref topic=1307235 (or a different URL Google may provide to Company from time to time).

1.9. “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with a party.

1.10. “Approved Client Application” Client Application approved by Google for the purpose of accessing the Advertising Services.

1.11. “Brand Features” means each party’s trade names, trademarks, logos and other distinctive brand features.

1.12. “Client Applicatitan” means any application, plug-in, helper, component or other executable code that runs on a mobile device (or any subsequent version of such application).

1.13. “Company Content” means any content served to End Users that is not provided by Google.

1.14. “Confidential Information” means information that one party (or an Affiliate) discloses to the other party under this Agreement, and that is marked as confidential or would normally be considered confidential information under the circumstances. It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient, or that was lawfully given to the recipient by a third party.

1.15. “End Users” means individual human end users of an Approved Client Application.

1.16. “Google Branding Guidelines” means the brand treatment guidelines applicable to the Services and located at the following URL: https://supportgoogle.com/admob/topic/1307235?hi=en&ref_topic=1307209 (or a different URL Google may provide to Company from time to time).

1.17. ‘‘Intellectual Property Rights” means all copyrights, moral rights, patent rights, trademarks, rights in or relating to Confidential Information and any other intellectual property or similar rights (registered or unregistered) throughout the world.

1.18. “Net Ad Revenues” means, for each of the Advertising Services, for any period during the Term, Ad Revenues for that period minus the Ad Deduction (if any) for that period.

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1.19. “Request” means a request from Company or an End User (as applicable) to Google for an Ad Set (as applicable).

1.20. “Results” means Ad Sets or Ads.

1.21. “Results Page” means any Approved Client Application page that contains any Results.

1.22. “Services” means the Advertising Services.

2. Launch, Implementation and Maintenance of Services.

2.1. Launch. The parties will each use reasonable efforts to launch the Services into live use within 30 days from the Effective Date. Company will not launch any implementation of the Services into live use, and such implementation will not be payable by Google, until Google has approved such implementation in writing, which approval will not be unreasonably withheld or delayed.

2.2. Implementation and Maintenance.

(a) For the remainder of the Term, Google will make available and Company will implement and maintain each of the Services on each of the Approved Client Applications. For clarity, Company may not implement the Services on a property that is not an Approved Client Application.

(b) Company will ensure that Company:

(i) is the technical and editorial decision maker in relation to each page, including Results Pages, and each Approved Client Application on which the Services are implemented; and

(ii) has control over the way in which the Services are implemented on each of those pages and Approved Client Applications.

(c) Company will ensure that the Services are implemented and maintained in accordance with:

(i) the applicable Google Branding Guidelines;

(ii) the AdMob Guidelines; and

(iii) Google technical protocols (if any) and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

(d) Google will, upon receiving a Request sent in compliance with this Agreement, provide an Ad Set when available. Company will then display that Ad Set on the applicable Approved Client Application,

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(e) Company will ensure that at all times during the applicable Term, Company:

(i) has a clearly labeled and easily accessible privacy policy in place relating to the Approved Client Application(s); and

(ii) provides the End User with clear and comprehensive information about cookies and other information stored or accessed on the End User’s device in connection with the Services, including information about End Users’ options for cookie management.

(f) Company will use commercially reasonable efforts to ensure that an End User gives consent to the storing and accessing of cookies and other information on the End User’s device in connection with the Services where such consent is required by law.

3. Policy and Compliance Obligations.

3.1. Policy Obligations. Company will not, and will not knowingly or negligently allow any third party to:

(a) modify, obscure or prevent the display of all, or any part of, any Results;

(b) implement any click tracking or other click monitoring of Results;

(c) display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(d) interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(e) display any content between any Results and any page accessed by clicking on those Results or place any interstitial content immediately before any Results Page containing any Results;

(f) enter into any type of arrangement with a third party where either party receives a financial benefit in connection with the Results or Ad revenue (*including any co-branding, white labeling or sub-syndication arrangement);

(g) directly or indirectly, (i) offer incentives to End Users to generate impressions, Requests or clicks on Results, (ii) fraudulently generate impressions, Requests or clicks on Results or (iii) modify impressions, Requests or clicks on Results;

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(h) ‘crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including Results); or

(i) display on any Approved Client Application, any content that violates or encourages conduct that would violate the AdMob Guidelines, Google technical protocols and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

3.2. Compliance Obligations. Company will not knowingly or negligently allow any use of or access to the Services through any Approved Client Application that is not in compliance with the terms of this Agreement. Company will use commercially reasonable efforts to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use. If Company is not in compliance with this Agreement at any time, Google may with notice to Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google.

4. Conflicting Services. If Company implements the AdMob Service on any screen of an Approved Client Application, Company will not implement on such screen any advertising service that is the same as or substantially similar in nature to the AdMob Service made available to Company under this Agreement.

5. Approved Client Applications. Company will, and will ensure that any Approved Client Application(s) will, comply with Google’s Software Principles located at the following URL: http://www.google.com/about/company/softwareprinciples.html (or a different URL Google may provide to Company from time to time).

6. Changes and Modifications.

6.1. By Google. If Google modifies the Google Branding Guidelines, AdMob Guidelines, or the Google technical protocols and the modification requires action by Company, Company will take the necessary action no later than 30 days from receipt of notice from Google. Any modifications to the Google Branding Guidelines, or AdMob Guidelines will be generally applied to Google’s similarly situated customers in the same region who are using the specific Service impacted by the modification.

6.2. By Company. Company will provide Google with at least 15 days prior notice of any change in code or serving technology that could reasonably be expected to affect the delivery or display of any Results.

6.3. Approved Client Application Changes.

(a) Company may notify Google from time to time that it wishes to add or remove Client Applications to those comprising the Approved Client Applications, and Company will notify Google in writing within 24 hours of any Client Application addition or removal. Google may approve or disapprove such addition or removal in its reasonable discretion, this approval or disapproval to be in writing.

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(b) If there is a change in control of any Approved Client Application (such that the conditions set out in Section 2.2(b)(i) or 2.2(b)(ii) are not met):

(i) Company will provide notice to Google at least 30 days before the change; and

(ii) unless the entire Agreement is assigned to the third party controlling the Approved Client Application in compliance with Section 15.3 (Assignment) below, from the date of that change in control of the Approved Client Application, that Approved Client Application will be treated as removed from this Agreement. Company will ensure that from that date, the Services are no longer implemented on that Approved Client Application.

7. Intellectual Property. Except to the extent expressly stated otherwise in this Agreement, neither party will acquire any right, title or interest in any Intellectual Property Rights belonging to the other party, or to the other party’s licensors.

8. Brand Features.

8.1. Google grants to Company a non-exclusive and non-sublicensable license during the Term to use the Google Brand Features solely to fulfill Company’s obligations in connection with the Services in accordance with this Agreement and the Google Branding Guidelines. Google may revoke this license at any time upon notice to Company. Any goodwill resulting from the use by Company of the Google Brand Features will belong to Google.

8.2. Google may include Company’s Brand Features in customer lists. Google will provide Company with a sample of this usage if requested by Company.

9. Payment.

9.1. Google Payments.

(a) For each applicable Advertising Service, Google will pay Company an amount equal to the Revenue Share Percentage (listed on the front pages of this Agreement) of Net Ad Revenues attributable to a calendar month. With respect to AdMob, the Revenue Share Percentage will be applied accordingly to AdMob Performance Ads or AdMob Impression Ads, as applicable. This payment will be made in the month following the calendar month in which the applicable Ads were displayed, provided that, the amount owed to Company in a given month is above the minimum set forth in the AdMob Guidelines.

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(b) Google’s payments for Advertising Services under this Agreement will be based on Google’s accounting which may be filtered to exclude (i) invalid queries, impressions, conversions or clicks, and (ii) any amounts refunded to advertisers in connection with Company’s failure to comply with this Agreement, as reasonably determined by Google.

9.2. All Payments.

(a) As between Google and Company, Google is responsible for all taxes (if any) associated with the transactions between Google and advertisers in connection with Ads displayed on the Approved Client Applications. Company is responsible for all taxes (if any) associated with the Services, other than taxes based on Google’s net income. All payments to Company from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted. If Google is obligated to withhold any taxes from its payments to Company, Google will notify Company of this and will make the payments net of the withheld amounts. Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

(b) All payments due to Company will be in the currency selected by Google based on the location of Company, and Company will be responsible for any bank charges assessed by Company’s bank. For the avoidance of doubt, payment in Company’s local currency may not be available.

(c) In addition to other rights and remedies Google may have, Google may offset any payment obligations to Company that Google may incur under this Agreement against any undisputed, past due product or service fees owed to Google by Company under this Agreement or any other agreement between Company and Google. Google may also withhold and offset against its payment obligations under this Agreement, or require Company to pay to Google within 30 days of any invoice, any amounts Google may have overpaid to Company in prior periods.

10. Warranties; Disclaimers.

10.1. Warranties. Each party warrants that (a) it has full power and authority to enter into this Agreement; and (b) entering into or performing under this Agreement will not violate any agreement it has with a third party.

10.2. Disclaimers. Except as expressly provided for in this Agreement and to the maximum extent permitted by applicable law, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER IMPLIED, STATUTORY, OR OTHERWISE AND DISCLAIMS, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

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11. Indemnification.

11.1. By Company. Company will indemnify, defend, and hold harmless Google from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim: (a) arising from any Company Content, or Company Brand Features; (b) arising from Company’s breach of this Agreement; or (c) arising from any Approved Client Applications.

11.2. By Google.

(a) Google will indemnify, defend, and hold harmless Company from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim: (i) that authorized use of Google’s technology used to provide the Services or any Google Brand Features infringe or misappropriate any copyright, trade secret, trademark or patent of that third party; or (ii) arising from Google’s breach of this Agreement.

(b) For purposes of clarity, Google will not have any obligations or liability under this Section 11 (Indemnification) to the extent arising from any (i) use of the Service or Google Brand Features in a modified form or in combination with services or software not furnished by Google, (ii) content, information or data provided to Google by Company, End Users or any other third parties, or (iii) Ads, content appearing in Ads, or content to which Ads link.

11.3. General. The party seeking indemnification will promptly notify the other party of the claim and cooperate with the other party in defending the claim. The indemnifying party has full control and authority over the defense, except that any settlement requiring the party seeking indemnification to admit liability or to pay any money will require that party’s prior written consent, such consent not to be unreasonably withheld or delayed. The other party may join in the defense with its own counsel at its own expense. THE INDEMNITIES IN SUBSECTIONS 11.1(a) and 11.2(a)(i) ARE THE ONLY REMEDY UNDER THIS AGREEMENT FOR VIOLATION OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS.

12. Limitation of Liability.

12.1. Limitation.

(a) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR LOST REVENUES OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN THAT SUCH DAMAGES WERE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY.

(b) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR MORE THAN THE SUM OF FEES PAID TO SUCH PARTY UNDER THIS AGREEMENT AND AD REVENUES RECEIVED AND RETAINED BY SUCH PARTY DURING THE 12 MONTHS BFFORE THE CLAIM ARISES.

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12.2. Exceptions to Limitations. These limitations of liability do not apply to Company’s breach of Section 4 (Conflicting Services), breaches of confidentiality obligations contained in this Agreement, violations of a party’s Intellectual Property Rights by the other party, or indemnification obligations contained in this Agreement (except for patent indemnification obligations).

13. Confidentiality; Publicity.

13.1. Confidentiality. The recipient of any Confidential Information will not disclose that Confidential Information, except to Affiliates, employees, agents or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The recipient will ensure that those people and entities use Confidential Information only to exercise rights and fulfill obligations under this Agreement while using reasonable care to keep the Confidential Information confidential. The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser if permitted by law.

13.2. Exceptions. Notwithstanding Section 13.1 (Confidentiality), Google may (a) inform advertisers of Company’s participation in the Services; and (b) share with advertisers Approved Client Application-specific statistics, the name and platform of the Approved Client Application, and related information collected by Google through its provision of the Advertising Service to Company. Disclosure of information by Google under this subsection 13.2(a) will be subject to the terms of the Google Privacy Policy located at the following URL: http://www.google.com/privacypolicy.html (or a different URL Google may provide to Company from time to time).

13.3. Publicity. Neither party may make any public statement regarding this Agreement without the other’s written approval.

14. Term and Termination.

14.1. Term. The term of this Agreement is the Term stated on the front pages of this Agreement, unless earlier terminated as provided in this Agreement.

14.2. Termination.

(a) Either party may terminate this Agreement with notice if the other party is in material breach of this Agreement:

(i) where the breach is incapable of remedy;

(ii) where the breach is capable of remedy and the party in breach fails to remedy that breach within 30 days after receiving notice from the other party; or

(iii) more than twice even if the previous breaches were remedied.

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(b) Google reserves the right to suspend or terminate Company’s use of any Services that are alleged or reasonably believed by Google to infringe or violate a third party right. If any suspension of a Service under this subsection 14.2(b) continues for more than 6 months, Company may immediately terminate this Agreement upon notice to Google.

(c) Google may terminate this Agreement, or the provision of any Service, immediately with notice if pornographic content that is illegal under U.S. law is displayed on any Approved Client Application.

(d) Upon the expiration or termination of this Agreement for any reason:

(i) all rights and licenses granted by each party will cease immediately;

(ii) if requested, each party will use commercially reasonable efforts to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party; and

(iii) any continued use of the Service will be subject to Google’s then standard terms and conditions available at www.google.com/adsense/localized-terms, provided that Google will not be obligated to provide the Service (including Results) to Company or make any payments with respect to Company’s continued use of the Service following expiration or termination.

15. Miscellaneous.

15.1. Compliance with Laws. Each party will comply with all applicable laws, rules, and regulations in fulfilling its obligations under this Agreement.

15.2. Notices. All notices of termination or breach must be in writing and addressed to the attention of the other party’s Legal Department and primary point of contact. The email address for notices being sent to Google’s Legal Department is legal-notices@google.com. All other notices must be in English, in writing and addressed to the other party’s primary contact. Notice will be treated as given (a) receipts, as verified by written or automated receipt or electronic log (as applicable).

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15.3. Assignment. Neither party may assign any part of this Agreement without the written consent of the other, except to an Affiliate where (a) the assignee has agreed in writing to be bound by the terms of this Agreement; (b) the assigning party remains liable for obligations under the Agreement if the assignee defaults on them; and (c) the assigning party has notified the other party of the assignment. Any other attempt to assign is void.

15.4. Change of Control. Upon the earlier of (a) entering into an agreement providing for a change of control (for example, through a stock purchase or sale, merger, asset sale, liquidation or other similar form of corporate transaction), (b) the board of directors of a party recommending its shareholders approve a change of control, or (c) the occurrence of a change of control (each, a “Change of Control Event”), the party experiencing the Change of Control Event will provide notice to the other party promptly, but no later than 3 days, after the occurrence of the Change of Control Event. The other party may terminate this Agreement by sending notice to the party experiencing the Change of Control Event and the termination will be effective upon the earlier of delivery of the termination notice or 3 days after the occurrence of the Change of Control Event.

15.5. Governing Law. ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE SERVICES WILL BE GOVERNED BY CALIFORNIA LAW, EXCLUDING CALIFORNIA’S CONFLICT OF LAW RULES, AND WILL BE LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURT OF SANTA CLARA COUNTY, CALIFORNIA, USA THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THOSE COURTS.

15.6. Equitable Relief. Nothing in this Agreement will limit either party’s ability to seek equitable relief; except that Company will not seek, in a proceeding filed during the Term or for one year after the Term, an injunction or an exclusion order of any of the Services or any portion of the Services based on patent infringement.

15.7. Entire Agreement; Amendments. This Agreement sets out all terms agreed between the parties and supersedes all other agreements between the parties relating to its subject matter. In entering into this Agreement, neither party has relied on and neither party will have any right or remedy based on any statement, representation or warranty (whether made negligently or innocently) except those expressly set out in this Agreement. Any amendment must be in writing signed (including by electronic signature) by both parties and expressly state that it is amending this Agreement.

15.8. No Waiver. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under this Agreement.

15.9. Severability. If any term (or part of a term) of this Agreement is invalid, illegal or unenforceable, the rest of the Agreement will remain in effect.

15.10. Survival. The following sections of this Agreement will survive any expiration or termination of this Agreement: 7 (Intellectual Property), 11 (Indemnification), 12 (Limitation of Liability), 13 (Confidentiality; Publicity) and 15 (Miscellaneous).

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15.11. No Agency. This Agreement does not create an agency, partnership, or joint venture between the parties.

1512. No Third Party Beneficiaries. This Agreement does not confer any benefits on any third-party unless it expressly states that it does.

15.13. Force Majeure. Neither party will be liable for failure or delay in performance to the extent caused by circumstances beyond its reasonable control.

15.14. Counterparts. The parties may execute this Agreement in counterparts, including facsimile, PDF or other electronic copies, which taken together will constitute one instrument.

Signed:

Company

By:	/s/ Jonathan Reich
Jonathan Reich (Jun 18, 2014)
Name:	Jonathan Reich
Title:	COO
Date:	Jun 18, 2014

Google

By:	/s/ Nikesh Arora
Name:	Nikesh Arora
Title:	President, Global Sales and Business Dev
Date:	Jun 18, 2014